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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                   CONTACT: Sharon Copeland
                                                                    713/881-3611


         ADAMS RESOURCES & ENERGY, INC. APPOINTS INDEPENDENT ACCOUNTANTS

         HOUSTON (July 18, 2002) Adams Resources & Energy, Inc. (AMEX: AE) today announced that the Company's Board of Directors, upon recommendation of its Audit Committee, has appointed Deloitte & Touche LLP as its independent public accountants, replacing Arthur Andersen LLP.

         Chairman and President, K. S. Adams, Jr., said in light of the current situation with Arthur Andersen, it was prudent to solicit and consider proposals from other auditing firms. After careful consideration of those proposals, the Board determined that it was in the best interests of the company and its shareholders to engage Deloitte & Touche as independent public accountants.

         Adams Resources & Energy Inc. is engaged in the business of crude oil, natural gas and petroleum products marketing; tank truck transportation of liquid chemicals; and oil and gas exploration and production.




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